UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

MOMENTIVE PERFORMANCE MATERIALS INC.

Item 7.01 Regulation FD Disclosure

The information in this Form 8-K that is furnished under this “Item 7.01 Regulation FD Disclosure” and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

        On May 12, 2009, Momentive Performance Materials Inc. (“Momentive”) announced its commencement of private debt exchange offers, as described in Momentive’s Current Report on Form 8-K filed on that date.

Covenant Compliance

        In connection with the exchange offers, Momentive is disclosing certain information concerning its compliance with certain restrictive covenants contained in its credit agreement and the indentures governing its indebtedness, which are also expected to be contained in the indenture governing the new notes to be issued in the exchange offers. A covenant contained in the credit agreement requires us to maintain a certain senior first lien secured debt to Adjusted EBITDA ratio. Specifically, the ratio of our “Total Senior Secured Net Debt” (as defined in our credit agreement) to trailing twelve-month EBITDA (as defined in the credit agreement) may not exceed 4.25 to 1 as of the last day of any fiscal quarter at any time when there are borrowings or letters of credit outstanding (and not cash collateralized in full) under our revolving credit facilities. On March 29, 2009, we were in compliance with this senior secured leverage ratio covenant and the other covenants under our credit agreement. Unless business conditions meaningfully improve in fiscal 2009, we will likely need to pursue additional cost saving measures, restructuring initiatives or other business or capital structure optimization measures available to us to remain in compliance with this covenant, and there can be no assurance that any such measures will be successful. The completion of the exchange offers will not, in themselves, have any immediate positive or negative impact on our senior secured leverage ratio under our credit agreement.

        Momentive’s ability to incur indebtedness or make investments is restricted under the indentures governing its existing notes and the anticipated terms of the indenture governing its new notes to be issued in the exchange offers unless it has an Adjusted EBITDA to fixed charges ratio (measured on a last twelve months, or LTM, basis) of at least 2.00 to 1.00. “Fixed charges” are defined under the indentures that govern its existing notes (and as will be defined in the indenture governing its new notes to be issued in the exchange offers) as net interest expense, excluding the amortization or write-off of deferred financing costs. As of March 29, 2009, Momentive does not satisfy such fixed charge ratio, and as a result it is limited in its ability to obtain future debt or make acquisitions. These restrictions, however, are subject to significant exceptions as described in the indentures governing its existing notes (and as will be described in the indenture governing its new notes to be issued in the exchange offers).

        “Adjusted EBITDA” as presented in the table below corresponds to the definition of “EBITDA” calculated on a “Pro Forma Basis” used in our credit agreement and substantially conforms to the definition of “EBITDA” calculated on a pro forma basis used in the indentures governing our existing notes and the indenture governing our new notes to be issued in the exchange offers (when entered into). Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding nonoperational, non-cash or non-recurring losses or gains. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance or liquidity measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to our stockholders; or (g) the impact of earnings or charges, including restructuring and other non-recurring costs, resulting from matters that we and the lenders under our senior secured credit facilities may not consider indicative of our ongoing operations.

     In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, as included in the table below, Adjusted EBITDA allows us to add estimated cost savings and operating synergies related to operational changes ranging from restructuring to acquisitions to dispositions as if such event occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event and/or exclude non-recurring expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Approximately $30.0 million of estimated future annual savings related to initiatives begun in the first quarter of 2009 are included, on a pro forma basis, in our Adjusted EBITDA for the twelve-month period ended March 29, 2009, as permitted by our credit agreement. In addition, subsequent to the quarter ended March 30, 2008, we successfully implemented certain cost savings initiatives and, as permitted under our credit agreement, our Adjusted EBITDA for the twelve-month period ended March 29, 2009 includes approximately $27.0 million of pro forma impact of these measures.

         The table below sets forth historical senior secured leverage ratios for the twelve months ended March 29, 2009 and the years ended December 31, 2008 and December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ Douglas A. Johns
Name: Douglas A. Johns
Title: General Counsel and Secretary

Date: May 12, 2009